Exhibit 99.1
Lightning eMotors Reports Financial Results
for Third Quarter 2022

–Record quarterly revenue of $11.1 million
–Sold a record 93 zero-emission vehicles
–Produced 104 vehicles and powertrains during the quarter, up from 43 in the prior year quarter
–Announced strategic partnership with GoBolt to deploy 170 zero-emission cargo vans and box trucks across the U.S. and Canada
–Announced 2nd Generation repower program for 40-foot transit buses

LOVELAND, Colorado, November 7, 2022 – Lightning eMotors, Inc. (“Lightning eMotors”, “Lightning”, or the “Company”), a leading provider of zero-emission powertrains and medium-duty and specialty commercial electric vehicles for fleets, today announced consolidated results for the third quarter ended September 30, 2022.

“Our strong third quarter results highlight our improved production capacity, supply chain execution, and strong demand for Lightning products,” said Tim Reeser, CEO of Lightning eMotors. “Both production and revenue were quarterly records, demonstrating our ability to increase productivity and scale. In the quarter we announced new products and partnerships that expand our addressable market and extend our lead in our target segments.”

Reeser continued, “The forces driving the adoption of zero-emission vehicles among fleets are strengthening with the signing of the Inflation Reduction Act of 2022, which contains provisions that, starting in 2023, include up to a $40,000 tax credit aimed exclusively at commercial vehicles such as Lightning’s Class 4 zero-emission shuttle bus, Type A zero-emission school bus, and Class 6 and 7 zero-emission trucks. As we offer a full range of vehicle platforms that are in scope for this $40,000 credit, Lightning and our customers are uniquely positioned to benefit from this legislation. The I.R.A. credits are stackable on top of the already-announced $5 billion EPA school bus funding and $5 billion FTA transit agency funding, as well as new state funding in Colorado, Texas, and others. In addition, with continued high gasoline and diesel prices, and low electricity prices in the US, the economic case for electrification continues to improve. Our team is motivated and excited to seize the momentum toward electrification in class 3-7 commercial vehicles and drive toward long-term revenue growth and profitability.”

Third Quarter 2022 Financial Results

Third quarter production was 104 vehicles, up from 43 units in Q3 2021. Third quarter revenue was $11.1 million, compared to $6.3 million for the prior-year quarter.

Third quarter Net loss was $1.2 million, or $0.02 per diluted share, compared to net loss of $49.5 million, or $0.67 per diluted share, during the third quarter of last year. This year’s third quarter net income included a one-time $18.1 million gain from the change in our earnout liability and a $3.7 million gain from the change in our derivative liability.

Third quarter adjusted EBITDA loss was $17.0 million, compared to a loss of $9.3 million during the same period in the prior year. Third quarter adjusted net loss was $21.2 million, compared to a loss of $13.5 million during the prior year quarter. Adjusted EBITDA and adjusted net loss are non-GAAP measures. See explanatory language and reconciliation to the GAAP measures below.

Guidance

Based on current demand and supply conditions, the Company expects:

•Fourth quarter revenue to be in the range of $13 million to $18 million
•Fourth quarter vehicle and powertrain sales to be in the range of 100 to 130 units
•Fourth quarter vehicle and powertrain production to be in the range of 130 to 140 units

Webcast and Conference Call Information

Company management will host a conference call on Monday, November 7, 2022, at 5:00 p.m. Eastern Time, to discuss the Company's financial results.

Interested investors and other parties can listen to a webcast of the live conference call and access the Company’s second quarter update presentation by logging onto the Investor Relations section of the Company's website at ir.lightningemotors.com.

The conference call can be accessed live over the phone by dialing (877) 407-6910 (domestic) or +1 (201) 689-8731 (international).

About Lightning eMotors

Lightning eMotors (NYSE: ZEV) has been providing specialized and sustainable fleet solutions since 2009, deploying complete zero-emission-vehicle solutions for commercial fleets since 2018 – including Class 3 cargo and passenger vans, ambulances, Class 4 and 5 cargo vans and shuttle buses, Class 4 Type A school buses, Class 6 work trucks, Class 7 city buses, and motor coaches. The Lightning eMotors team designs, engineers, customizes, and manufactures zero-emission vehicles to support the wide array of fleet customer needs with a full suite of control software, telematics, analytics, and charging solutions to simplify the buying and ownership experience and maximize uptime and energy efficiency. To learn more, visit our website at lightningemotors.com.

Investor Relations Contact:
Brian Smith
(800) 223-0740
ir@lightningemotors.com

Media Relations Contact:
Nick Bettis
(800) 223-0740
pressrelations@lightningemotors.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. federal securities laws. Such forward-looking statements include, but are not limited to, statements regarding the financial statements of Lightning eMotors (including guidance), its product and customer developments, its expectations, hopes, beliefs, intentions, plans, prospects or strategies regarding the future revenues and expenses, its expectations regarding the availability and timing of components and supplies and the business plans of Lightning eMotors’ management team. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,”

“plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on certain assumptions and analyses made by the management of Lightning eMotors considering their respective experience and perception of historical trends, current conditions and expected future developments and their potential effects on Lightning eMotors as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting Lightning eMotors will be those anticipated. These forward-looking statements contained in this press release are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause actual results or outcomes to be materially different from any future results or outcomes expressed or implied by the forward-looking statements. These risks, uncertainties, assumptions and other factors, many of which are described in our most recent annual report on Form 10-K and our other filings with the U.S. Securities and Exchange Commission, include, but are not limited to: (i) those related to our operations and business and financial performance; (ii) our ability to have access to an adequate supply of motors, chassis and other critical components for our vehicles on the timeline we expect (iii) our ability to attract and retain customers; (iv) our ability to convert backlog amounts and sales pipeline in actual revenue or sales; (v) our ability to up-sell and cross-sell to customers; (vi) the success of our customers' development programs which will drive future revenues; (vii) our ability to execute on our business strategy; (viii) our ability to compete effectively; (ix) our ability to manage growth, scale up infrastructure and manage increased headcount; (x) our ability to maintain the New York Stock Exchange’s listing standards, (xi) potential business and supply chain disruptions, including those related to physical security threats, information technology or cyber-attacks, epidemics, pandemics, sanctions, political unrest, war, terrorism or natural disasters; (xii) macroeconomic factors, including current global and regional market conditions, commodity prices, inflation and deflation; (xiii) federal, state, and local laws, regulations and government incentives, particularly those related to the commercial electric vehicle market; (xiv) the volatility in the price of our securities due to a variety of factors, including changes in the competitive industries in which we operate, variations in operating performance across competitors, changes in laws and regulations affecting our business and changes in the capital structure; (xv) planned and potential business or asset acquisitions or combinations; (xvi) the size and growth of the markets in which we operate; (xvii) the mix of products utilized by our customers and such customers’ needs for these products and their ability to obtain financing; (xviii) market acceptance of new product offerings; and (xix) our funding and liquidity plans. Moreover, we operate in a competitive and rapidly changing environment, and new risks may emerge from time to time. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. Should one or more of these risks or uncertainties materialize or should any of the assumptions being made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether because of new information, future events or otherwise, except as may be required under applicable securities laws.

Lightning eMotors, Inc.
Consolidated Balance Sheets
(in thousands, except share data)

	September 30, 2022	December 31, 2021
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$95,795	$168,538
Accounts receivable, net of allowance of $1,800 and $3,349 as of September 30, 2022 and December 31, 2021, respectively	10,324	9,172
Inventories	36,772	14,621
Prepaid expenses and other current assets	10,418	7,067
Total current assets	153,309	199,398
Property and equipment, net	10,042	4,891
Operating lease right-of-use asset, net	8,046	8,742
Other assets	1,909	379
Total assets	$173,306	$213,410
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$12,082	$6,021
Accrued expenses and other current liabilities	10,031	5,045
Warrant liability	335	2,185
Current portion of operating lease obligation	1,544	1,166
Total current liabilities	23,992	14,417
Long-term debt, net of debt discount	70,667	63,768
Operating lease obligation, net of current portion	8,176	9,260
Derivative liability	1,048	17,418
Earnout liability	14,787	83,144
Other long-term liabilities	929	191
Total liabilities	119,599	188,198
Stockholders’ equity
Preferred stock, par value $0.0001, 1,000,000 shares authorized and no shares issued and outstanding as of September 30, 2022 and December 31, 2021	—	—
Common stock, par value $0.0001, 250,000,000 shares authorized as of September 30, 2022 and December 31, 2021; 76,003,308 and 75,062,642 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	8	8
Additional paid-in capital	211,512	206,768
Accumulated deficit	(157,813)	(181,564)
Total stockholders’ equity	53,707	25,212
Total liabilities and stockholders’ equity	$173,306	$213,410

Lightning eMotors, Inc.
Consolidated Statements of Operations
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues	$11,131	$6,257	$20,079	$16,771
Cost of revenues	14,580	7,026	27,191	19,392
Gross loss	(3,449)	(769)	(7,112)	(2,621)
Operating expenses
Research and development	1,428	823	5,180	2,214
Selling, general and administrative	14,897	9,299	39,055	29,245
Total operating expenses	16,325	10,122	44,235	31,459
Loss from operations	(19,774)	(10,891)	(51,347)	(34,080)
Other (income) expense, net
Interest expense, net	3,758	3,983	11,468	9,534
(Gain) loss from change in fair value of warrant liabilities	(536)	(27)	(1,850)	28,108
(Gain) loss from change in fair value of derivative liability	(3,728)	5,023	(16,370)	9,290
(Gain) loss from change in earnout liability	(18,054)	31,788	(68,357)	44,164
Gain on extinguishment of debt	—	(2,194)	—	(2,194)
Other expense (income), net	17	(3)	11	(27)
Total other (income) expense, net	(18,543)	38,570	(75,098)	88,875
Net income (loss)	$(1,231)	$(49,461)	$23,751	$(122,955)
Net income (loss) per share, basic	$(0.02)	$(0.67)	$0.31	$(2.22)
Net income (loss) per share, diluted	$(0.02)	$(0.67)	$0.23	$(2.22)
Weighted-average shares outstanding, basic	75,745,388	73,740,294	75,429,444	55,298,257
Weighted-average shares outstanding, diluted	75,745,388	73,740,294	85,374,404	55,298,257

Lightning eMotors, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Cash flows from operating activities
Net income (loss)	$(1,231)	$(49,461)	$23,751	$(122,955)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	511	255	1,279	605
Provision for doubtful accounts	1,733	—	2,231	142
Provision for inventory obsolescence and write-downs	378	—	1,155	98
Loss (gain) on disposal of fixed asset	21	—	58	(9)
Gain on extinguishment of debt	—	(2,194)	—	(2,194)
Change in fair value of warrant liability	(536)	(27)	(1,850)	28,108
Change in fair value of earnout liability	(18,054)	31,788	(68,357)	44,164
Change in fair value of derivative liability	(3,728)	5,023	(16,370)	9,290
Stock-based compensation	1,470	1,349	3,878	1,545
Amortization of debt discount	2,486	2,076	6,899	4,598
Non-cash impact of operating lease right-of-use asset	298	229	849	1,453
Issuance of common stock for commitment shares	851	—	851	—
Issuance of common stock warrants for services performed	—	—	—	433
Changes in operating assets and liabilities:
Accounts receivable	(6,636)	(3,632)	(4,793)	(8,090)
Inventories	(10,573)	(1,636)	(21,955)	(5,116)
Prepaid expenses and other assets	(1,468)	2,264	(4,126)	(6,511)
Accounts payable	4,866	731	6,052	1,293
Accrued expenses and other liabilities	1,804	(1,053)	3,462	5,184
Net cash used in operating activities	(27,808)	(14,288)	(66,986)	(47,962)
Cash flows from investing activities
Purchase of property and equipment	(1,764)	(875)	(5,694)	(2,320)
Proceeds from disposal of property and equipment	—	—	—	9
Net cash used in investing activities	(1,764)	(875)	(5,694)	(2,311)
Cash flows from financing activities
Proceeds from convertible notes payable, net of issuance costs paid	—	—	—	95,000
Proceeds from Business Combination and PIPE Financing, net of issuance costs paid	—	—	—	142,796
Proceeds from facility borrowings	—	—	—	7,000
Repayments of facility borrowings	—	—	—	(11,500)
Proceeds from the exercise of Series C redeemable convertible preferred warrants	—	—	—	3,100
Proceeds from exercise of common warrants	—	—	—	157
Payments on finance lease obligations	(43)	—	(78)	(54)
Proceeds from exercise of stock options	6	511	129	552
Tax withholding payment related to net settlement of equity awards	(6)	—	(114)	—
Net cash (used in) provided by financing activities	(43)	511	(63)	237,051
Net (decrease) increase in cash	(29,615)	(14,652)	(72,743)	186,778
Cash - Beginning of period	125,410	201,890	168,538	460

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Cash - End of period	$95,795	$187,238	$95,795	$187,238

Supplemental cash flow information - Cash paid for interest	$10	$910	$3,536	$2,559
Significant noncash transactions
Earnout liability at inception	$—	$—	$—	$78,960
Warrant liability at inception	—	—	—	1,253
Derivative liability at inception	—	—	—	17,063
Conversion of short-term convertible notes for common stock	—	—	—	9,679
Conversion of convertible notes for common stock	—	10,089	—	10,089
Conversion of warrant liabilities for common stock	—	—	—	37,580
Property and equipment included in accounts payable and accruals	171	—	879	—
Finance lease right-of-use asset in exchange for a lease liability	—	—	786	—
Inventory repossessed for accounts receivable	1,410	—	1,410	—

Non-GAAP Financial Measures

In addition to our results determined in accordance with GAAP, we believe the following non-GAAP measures are useful in evaluating our operational performance. We use the following non-GAAP financial information among other operational metrics to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors in assessing our operating performance. The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

EBITDA, Adjusted EBITDA and Adjusted Net Loss

EBITDA is defined as net income (loss) before depreciation and amortization and interest expense. Adjusted EBITDA is defined as net income (loss) before depreciation and amortization, interest expense, stock-based compensation, gains or losses related to the change in fair value of warrant, derivative and earnout share liabilities and other non-recurring costs determined by management, such as the commitment fee associated with our equity line of credit agreement with Lincoln Park Capital, LLC (“ELOC Agreement”) and Business Combination related expenses. Adjusted net loss is defined as net income (loss) adjusted for stock-based compensation expense, gains or losses related to the change in fair value of warrant, derivative and earnout share liabilities and certain other non-recurring costs determined by management, such as the ELOC commitment fee and Business Combination related expenses. EBITDA, adjusted EBITDA and adjusted net loss are intended as supplemental measures of our performance that are neither required by, nor presented in accordance with, GAAP. We believe that using EBITDA, adjusted EBITDA and adjusted net loss provide an additional tool for investors to use in evaluating ongoing operating results and trends while comparing our financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. However, you should be aware that when evaluating EBITDA, adjusted EBITDA and adjusted net loss we may incur future expenses similar to those excluded when calculating these measures. In addition, our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Our computation of EBITDA, adjusted EBITDA and adjusted net loss may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate EBITDA, adjusted EBITDA and adjusted net loss in the same fashion.

Because of these limitations, EBITDA, adjusted EBITDA and adjusted net loss should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA, adjusted EBITDA and adjusted net loss on a supplemental basis. You should review the reconciliations of net income (loss) to EBITDA and adjusted EBITDA and net income (loss) to adjusted net loss below and not rely on any single financial measure to evaluate our business.

The following table reconciles net income (loss) to EBITDA and adjusted EBITDA for the three and nine months ended September 30, 2022 and 2021:

	Three Months Ended September 30,				Nine Months Ended September 30,
	2022		2021		2022		2021
Net income (loss)	$(1,231)		$(49,461)		$23,751		$(122,955)
Adjustments:
Depreciation and amortization	511		255		1,279		605
Interest expense, net	3,758		3,983		11,468		9,534
EBITDA	$3,038		$(45,223)		$36,498		$(112,816)
Stock-based compensation	1,470		1,349		3,878		1,545
(Gain) loss from change in fair value of warrant liabilities	(536)		(27)		(1,850)		28,108
(Gain) loss from change in fair value of derivative liability	(3,728)		5,023		(16,370)		9,290
(Gain) loss from change in earnout liability	(18,054)		31,788		(68,357)		44,164
Gain on extinguishment of debt	—	0	(2,194)	0	—	0	(2,194)
Other income	—		(3)		—		(27)
ELOC Agreement commitment fee	851		—		851		—
Business Combination expense	—		—		—		9,098
Adjusted EBITDA	$(16,959)		$(9,287)		$(45,350)		$(22,832)

The following table reconciles net loss to adjusted net loss for the three and nine months ended September 30, 2022 and 2021:

	Three Months Ended September 30,				Nine Months Ended September 30,
	2022		2021		2022		2021
Net income (loss)	$(1,231)		$(49,461)		$23,751		$(122,955)
Adjustments:
Stock-based compensation	1,470		1,349		3,878		1,545
Business Combination expense	—		—		—		9,098
ELOC Agreement commitment fee	851		—		851		—
(Gain) loss from change in fair value of warrant liabilities	(536)		(27)		(1,850)		28,108
(Gain) loss from change in fair value of derivative liability	(3,728)		5,023		(16,370)		9,290
(Gain) loss from change in earnout liability	(18,054)		31,788		(68,357)		44,164
Gain on extinguishment of debt	—	0	(2,194)	0	—	0	(2,194)
Adjusted net loss	$(21,228)		$(13,522)		$(58,097)		$(32,944)
9